Exhibit 24.1
AUTHORIZATION

The undersigned hereby authorize and designate (a) Michael O’Connell to sign on behalf of each of:  IRS Partnership No. 19, L.P., The Leonetti/O’Connell Family Foundation, M2O, Inc. and The Michael F. O’Connell and Margo L. O’Connell Revocable Trust; (b) Christopher Kiper or Bradley Vizi to sign on behalf of each of: Christopher Kiper and/or Bradley Vizi, in each case with respect to any Form 3, Form 4 and/or Form 5 and/any amendments thereto pursuant to the Securities Exchange Act of 1934 with respect to securities of RCM Technologies, Inc. until such undersigned revokes such authority and designation.

Dated:  As of August 3, 2012

IRS PARTNERSHIP NO. 19, L.P.

By:  M2O, Inc., its General Partner

By:  /s/ Michael O’Connell
Name:  Michael O’Connell
Title:    Chief Executive Officer

THE LEONETTI/O’CONNELL FAMILY FOUNDATION

By:  /s/ Michael O’Connell
Name:  Michael O’Connell
Title:    Secretary, Chief Financial Officer
           and Director

M2O, INC.

By:  /s/ Michael O’Connell
Name:  Michael O’Connell
Title:    Chief Executive Officer

THE MICHAEL F. O’CONNELL AND MARGO L.
O’CONNELL REVOCABLE TRUST

By:  /s/ Michael O’Connell
Name:  Michael O’Connell
Title:     Trustee

 /s/ Michael O’Connell
Name:  Michael O’Connell

/s/ Christopher Kiper
Name:  Christopher Kiper

/s/ Bradley Vizi
Name:  Bradley Vizi